FOR IMMEDIATE RELEASE

Contacts:

Alfred E. Brennan, Chairman & Chief Executive Officer
Arthur L. Herbst, Jr., President & Chief Financial Officer

(312) 644-6400

Young Innovations Announces Shareholder Approval of Merger with
Affiliates of Linden Capital Partners

St. Louis, MO, January 30, 2013 – Young Innovations, Inc. (Nasdaq: YDNT) (“Young” or the “Company”) announced that, at a special meeting of shareholders held today, its shareholders voted to adopt the Agreement and Plan of Merger, dated as of December 3, 2012, providing for the acquisition of the Company by an affiliate of Linden Capital Partners. Linden Capital Partners is a Chicago-based private equity firm that focuses on middle market leveraged buyout investments in the healthcare and life science industries.

Approximately 98.96% of the shares voting at today’s special meeting of shareholders voted in favor of the adoption of the merger agreement, which represented approximately 90.06% of the Company’s total outstanding shares of common stock as of the January 2, 2013 record date. A quorum of 91.01% of the Company’s total outstanding shares of common stock as of the January 2, 2013 record date voted at the meeting.

Upon consummation of the transaction, the Company’s shareholders will receive $39.50 in cash for each share of the Company’s common stock. The transaction is expected to close on January 31, 2013, subject to the satisfaction of certain customary closing conditions as set forth in the Agreement and Plan of Merger and discussed in detail in the definitive proxy statement filed with the Securities and Exchange Commission by Young on January 3, 2013 and supplemented on January 22, 2013.

About Young Innovations, Inc.:

Young develops, manufactures and markets supplies and equipment used by dentists, dental hygienists, dental assistants and consumers. The Company's consumables product offering includes disposable and metal prophy angles, prophy cups and brushes, dental micro-applicators, moisture control products, infection control products, dental handpieces (drills) and related components, endodontic systems, orthodontic toothbrushes, flavored examination gloves, children's toothbrushes, and children's toothpastes. In addition, the Company offers a line of diagnostic products that includes panoramic X-ray machines and related supplies. The Company believes it is a leading U.S. manufacturer or distributor of prophy angles and cups, liquid surface disinfectants, dental micro-applicators and obturation units designed for warm, vertical condensation.

About Linden Capital Partners:

Linden Capital Partners is a Chicago-based private equity firm focused exclusively on leveraged buyouts in the healthcare and life science industries. Linden's strategy is based upon three elements: i) healthcare and life science industry specialization, ii) integrated private equity and operating expertise, and iii) strategic relationships with large corporations. Linden currently has investments in middle market platforms in the products, distribution, and services segments of healthcare.

Forward-Looking Statements:

This press release contains disclosures that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Young Innovations, Inc. (“Young” or the “Company”) and the proposed merger.  Forward-looking statements include statements in which we use words such as “expect,” “believe,” “anticipate,” “intend,” or similar expressions.  These forward-looking statements are based upon information presently available to the Company’s management and are inherently subjective, uncertain and subject to change, due to any number of risks and uncertainties.  Factors that could cause events not to occur as expressed in the forward-looking statements in this press release include, but are not limited to, unanticipated delays; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the outcome of any legal proceedings that may be instituted with respect to the proposed merger; and the inability to complete the merger due to the failure to satisfy certain closing conditions, as well as other risk factors detailed in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission, or the SEC, on March 15, 2012 under the captions “Forward Looking Statements” and “Risk Factors” and otherwise in the Company’s reports and filings with the Securities and Exchange Commission.  Many of these factors are beyond our ability to control or predict.  You should not place undue reliance on any forward-looking statements, since those statements speak only as of the date that they are made.  Young assumes no obligation to update, revise or correct any forward-looking statements after the date of this press release or after the respective dates on which such statements otherwise are made, whether as a result of new information, future events or otherwise, except as otherwise may be required by law.